UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 28, 2016

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2016, the registrant executed an amendment to a lease (the “Lease Amendment”) with MSCP Capital Center Investors, LLC, a Delaware limited liability company. MSCP Capital Center Investors, LLC is the successor to PGOCC, LLC, and One Capital Center. This is the third amendment to the lease originally entered into with One Capital Center on May 17, 2005. The first and second amendment were entered into with PGOCC, LLC. The Lease Amendment relates to office space currently occupied by the issuer. The premises are located at 3100 Zinfandel Drive, Rancho Cordova, California. The Lease Amendment covers approximately 12,218 rentable square feet. The lease on the existing premises will be extended for an additional seventy-nine (79) months to expire on December 31, 2022. The foregoing description is qualified by reference to the Lease Amendment attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Third Amendment to Lease Agreement between MSCP Capital Center Investors, LLC, a Delaware limited liability company and American River Bankshares, a California corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
June 30, 2016	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Third Amendment to Lease Agreement between MSCP Capital Center Investors, LLC, a Delaware limited liability company and American River Bankshares, a California corporation.	4